CINCINNATI  FINANCIAL  CORPORATION

Mailing Address:                  P.O. BOX 145496

CINCINNATI, OHIO  45250-5496

              (513) 870-2000

Investor Contact:  Heather J. Wietzel

(513) 870-2768

Media Contact:  Joan O. Shevchik

(513) 603-5323

Cincinnati Financial Corporation Comments on Preliminary 2005 Results

• Held first 2006 agent sales meetings

• Favorable development of prior period reserves should result in better than expected combined ratio

• Entering 2006 with continuing confidence in agent-centered business strategy

Cincinnati, January 30, 2006 – Cincinnati Financial Corporation (Nasdaq: CINF) said that senior officers of The Cincinnati Insurance Companies met last week with independent agent representatives in Kansas, Arkansas, Georgia and Florida. These were the first of this year’s 25 sales meetings planned across the company’s 32 active states over the coming months.

“Every year, a group of our senior officers travels to our local territories to meet with our agents and their staffs,” said John J. Schiff Jr., CPCU, chairman and chief executive officer. “Conferring with our agents at the sales meetings reinforces the value we place on their role as front-line underwriters and on their knowledge of the local market.

“At this year’s meetings, we’ll thank them for bringing us the quality business that made possible another year of strong financial performance. Overall, we have completed 2005 on a healthy note and are entering 2006 confident in our agents’ ability to help achieve the company’s long-term objectives.”

Preliminary 2005 Results Strong

The company will report final fourth-quarter and full-year results on February 8. On a preliminary basis, management now expects to report that written premium growth, the combined ratio and investment income growth for full-year 2005 may be equal to or better than previously anticipated.

“Several factors contribute to this more positive view,” Schiff said. “First, commercial lines written premium growth should be near the high end of our expectations for the full year, helped by a rebound in commercial lines new business in the fourth quarter. Commercial lines new business rose 13.7 percent in the fourth quarter, bringing full-year 2005 commercial lines new business to $282 million, equal to 2004’s record level. We continue to anticipate the decline in full-year 2005 personal lines written premium will be in line with previous estimates. Personal lines new business was $32 million for full-year 2005 compared with $48 million in 2004.

“Second, we now anticipate the GAAP combined ratio for full-year 2005 will be in the range of 89.5 percent to 90.5 percent, better than our previous estimate of 92 percent. We now believe we will record a higher-than-expected level of favorable development from the release of reserves established in prior periods, particularly for liability coverages. Since 2001, we have been establishing higher initial case reserves on severe liability claims because our experience indicated that juries often ignore significant liability issues in cases involving seriously injured claimants. While this practice produces more realistic reserving, it did change historical reserve development patterns. Re-underwriting our commercial lines book of business in the early 2000s also has had an impact on reserve development patterns.

“Finally, investment income continues to benefit from the allocation of new investment dollars to fixed-income securities as well as dividend increases by holdings in our common stock portfolio. Growth of full-year, pretax investment income is estimated to be at the high end of our previous estimate of 6.5 percent to 7.0 percent growth,” Schiff commented.

	Full-year 2004	Nine Months Ended 9/30/2005	Previous Outlook Full-year 2005	Updated Outlook Full-year 2005
Commercial lines net written premium growth rate	7.6%	5.3%	Increase of 3% - 5%	Increase of 4.5% - 5.0%
Personal lines net written premium growth rate	3.4%	(1.9)%	Low single-digit decline	Decline of 3.0% - 3.5%
Total net written premium growth rate	6.5%	3.3%	Low single-digit increase	Increase of 2.5% - 3.0%
GAAP combined ratio	89.8%	91.0%	Approximately 92%	Range of 89.5% - 90.5%
Catastrophe losses	5.1%	3.6%	Approximately 4.0%	Approximately 4.1%
Pretax investment income growth	5.7%	6.9%	6.5% - 7.0%	High end of range

Catastrophe losses in the fourth quarter now are estimated at approximately $44 million, more than last year’s fourth quarter, raising the full-year catastrophe loss ratio slightly above the previous estimate. Full-year 2005 earnings per share now are expected to be reduced by 46 cents for catastrophe losses compared with 54 cents in 2004.

2005 Fourth-quarter Event	Date	States Primarily Affected	Reported Claims (as of January 20)	Loss Estimate (pretax, net of reinsurance)
Hurricane Wilma	October 24	Florida	809	$25 million
Newburgh, Indiana, Tornado	November 6	Indiana, Kentucky	274	$11 million
Madisonville, Kentucky, Tornado	November 15	Kentucky	131	$11 million

This data updates the company’s pretax estimate of losses for Hurricane Wilma initially set in the range of $23 million to $25 million and pretax estimate of losses for the tornado in Indiana and Kentucky on November 6, initially set at approximately $13 million. Loss estimates for catastrophe events include losses from claims received as well as estimates of losses from claims that have not yet been reported.

Strong Trends Going Into 2006

“We helped thousands of policyholders recovery after last year’s catastrophes and still finished the year with more than healthy financial performance. 2005 also ended with significant progress in many areas and with signs that we will deepen our relationships with agents in the coming months and years,” Schiff added.

“One area where we are making strides is the development of Web-based pricing and policy processing systems, allowing our agencies and our field and headquarters associates to collaborate on new and renewal business more efficiently. We’re complementing those systems with technology that automates our internal processes so our associates can spend more time serving agents and policyholders.

“During 2005, we completed the rollout of our commercial lines rate quoting system to all 32 states where our agents actively market our insurance products to businesses. In addition, Ohio agents started using e-CLAS™, our full-featured commercial lines policy processing system, to issue businessowners policies (BOPs). With almost $1 million in BOP premiums on that processing system by year-end, we anticipate introducing it in 2006 to agents in several other states and beginning to add product lines to enhance its utility. Rollout of Diamond, our personal lines policy processing system, is further along, extending to seven states that represent approximately 70 percent of our personal lines premium volume. Six more states are planned for 2006, as is the July 2006 introduction of a limited program of rate segments incorporating insurance scores into pricing of personal auto policies,” Schiff said.

“Sales meetings are just one example of the way we work to bring our company to our agents. Each year, many of our senior officers spend weeks in the field, visiting agents in their offices to learn about market conditions and business needs. In addition, teams of associates from various service areas, such as information technology and agency accounting, visit agencies regularly to provide training and support.

“These person-to-person efforts complement the extensive education programs we have available for agents and their staffs. Agents tell us that our new online agency Learning Center cost-effectively increases agency staff skills in a way that is not matched by other carriers. The Learning Center offers online courses and Web conferences on a variety of topics, including a new producer and customer service representative curriculum, product information, Microsoft® Office topics and business subjects. Except travel-related expenses for courses held at our headquarters, our programs are free to agencies,” Schiff noted. “While that approach may be extraordinary in our industry today, the result is extraordinary service for our business and personal policyholders who are served by well trained agency staffs.”

Schiff added, “Our financial strength remains strong. In 2005, we maintained our high ratings from A.M. Best Co., Fitch Ratings, Moody’s Investors Service and Standard & Poor’s, recognizing the value of these ratings to our agents and policyholders.

In recent weeks, the company finalized its 2006 reinsurance program, updating it to maintain the balance between the cost of the programs and the level of risk taken on. The estimated incremental premium savings is $7 million for the 2006 property casualty reinsurance agreements, without taking into account the reinstatement premium incurred in 2005. The savings primarily is due to higher retention levels and to lower rates for the casualty per occurrence program, which offset higher rates for the property per occurrence and property catastrophe programs. The company’s financial position affords it the flexibility to raise retention to the slightly higher levels of this year’s program.

Treaty	2006 Program	Key Changes from 2005
Property catastrophe treaty	• Retain 100% of first $45 million in losses • Retain 5% of losses between $45 million and $500 million • Retain 100% of losses over $500 million	• Retention raised to $45 million from $25 million
Property per risk treaty	• Retain 100% of first $4 million in losses • Retain 0% of losses between $4 million and $25 million • Obtain facultative reinsurance for losses above $25 million	• Retention raised to $4 million from $3 million
Casualty per occurrence treaty	• Retain 100% of first $4 million in losses • Retain 0% of losses between $4 million and $25 million • Obtain facultative reinsurance for losses above $25 million	• Retention raised to $4 million from $2 million with 60% co-participation between $2 million and $4 million.
Casualty third excess treaty	• $25 million excess of $25 million	• No changes
Casualty fourth excess treaty	• $20 million excess of $50 million	• No changes

Last week, the company announced that it had sold its ALLTEL Corporation common stock holdings. ALLTEL was an excellent investment for the company for over 40 years, bringing an increasing flow of dividend income and healthy market value appreciation. Cincinnati’s investment department will allocate the after-tax proceeds of the sale in line with the company’s overall investment philosophy, with a focus on replacing the approximately $20 million in ALLTEL dividend income received in 2005.

Schiff noted, “Under the direction of its talented leaders, ALLTEL has announced plans to pursue a strategic course that bodes well for their future, but is not expected to provide the growth in dividends that is one of our investment parameters.”

Entering 2006 with Confidence in Agents

“As we begin acting on our 2006 programs and plans, we see a healthy insurance marketplace and worthy competitors in both commercial and personal lines. We continue to seek ways to strengthen and leverage our relationships with our independent agents and earn their quality business. We will begin expensing stock options in the first quarter of 2006, which could serve to temper our earnings results, as could increasing competition in the commercial lines and personal lines marketplaces.

“Our company benefits from a long-term approach that commits us to claims service excellence, loss reserve adequacy and total return investing,” Schiff concluded. “That approach allows us to continue targeting above industry average growth in written premiums and industry leading profitability. We expect to achieve those targets in the coming year as we look to reward shareholders over the long term.”

Cincinnati Financial plans to report fourth-quarter and year-end 2005 results on Wednesday, February 8. A conference call to discuss the results will be held at 1:00 p.m. EDT on that day. Details regarding the Internet broadcast of the conference call are available on www.cinfin.com/investors.

Cincinnati Financial Corporation offers property and casualty insurance, its main business, through The Cincinnati Insurance Company, The Cincinnati Indemnity Company and The Cincinnati Casualty Company. The Cincinnati Life Insurance Company markets life and disability income insurance and annuities. CFC Investment Company offers commercial leasing and financing services. CinFin Capital Management Company provides asset management services to institutions, corporations and individuals.

This is a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995. Certain forward-looking statements contained herein involve potential risks and uncertainties. The company’s future results could differ materially from those discussed. Factors that could cause or contribute to such differences include, but are not limited to:

•

Unusually high levels of catastrophe losses due to changes in weather patterns, environmental events, terrorism incidents or other causes

•

Ability to obtain adequate reinsurance on acceptable terms, amount of reinsurance purchased and financial strength of reinsurers

•

Increased frequency and/or severity of claims

•

Events or conditions that could weaken or harm the company’s relationships with its independent agencies and hamper opportunities to add new agencies, resulting in limitations on the company’s opportunities for growth, such as:

o

Downgrade of the company’s financial strength ratings,

o

Concerns that doing business with the company is too difficult or

o

Perceptions that the company’s level of service, particularly claims service, is no longer a distinguishing characteristic in the marketplace

•

Increased competition that could result in a significant reduction in the company’s premium growth rate

•

Underwriting and pricing methods adopted by competitors that could allow them to identify and flexibly price risks, which could decrease our advantage in these areas.

•

Insurance regulatory actions, legislation or court decisions or legal actions that increase expenses or place us at a disadvantage in the marketplace

•

Delays in the development, implementation, performance and benefits of technology projects and enhancements

•

Inaccurate estimates or assumptions used for critical accounting estimates, including loss reserves

•

Events that reduce the company’s ability to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002 in the future

•

Recession or other economic conditions or regulatory, accounting or tax changes resulting in lower demand for insurance products

•

Sustained decline in overall stock market values negatively affecting the company’s equity portfolio; in particular a sustained decline in the market value of Fifth Third Bancorp shares, a significant equity holding

•

Events that lead to a significant decline in the value of a particular security and impairment of the asset

•

Prolonged low interest rate environment or other factors that limit the company’s ability to generate growth in investment income

•

Adverse outcomes from litigation or administrative proceedings

•

Effect on the insurance industry as a whole, and thus on the company’s business, of the recent actions undertaken by the Attorney General of the State of New York and other regulators against participants in the insurance industry, as well as any increased regulatory oversight that might result

•

Limited flexibility in conducting investment activities if the restrictions imposed by the Investment Company Act of 1940 were to become applicable to the parent company or the application for exemptive relief is not approved

Further, the company’s insurance businesses are subject to the effects of changing social, economic and regulatory environments. Public and regulatory initiatives have included efforts to adversely influence and restrict premium rates, restrict the ability to cancel policies, impose underwriting standards and expand overall regulation. The company also is subject to public and regulatory initiatives that can affect the market value for its common stock, such as recent measures affecting corporate financial reporting and governance. The ultimate changes and eventual effects, if any, of these initiatives are uncertain.

Readers are cautioned that the company undertakes no obligation to review or update the forward-looking statements included herein.